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                                                                      Exhibit 21

                          Subsidiaries of Buffets, Inc.

                                   State of
Name of Subsidiaries             Incorporation        Doing Business As
--------------------             -------------        -----------------

Dinertainment, Inc.                 Minnesota         PIZZAPLAY
Distinctive Dining, Inc.            Minnesota         Original Roadhouse Grill
HomeTown Buffet, Inc.               Delaware          HomeTown Buffet
                                                      Old Country Buffet
HomeTown Development and
 Construction, Inc.                 Delaware
OCB Restaurant Co.                  Minnesota         Old Country Buffet
                                                      HomeTown Buffet
                                                      Country Roadhouse Buffet
                                                      & Grill
OCB Realty Co.                      Minnesota
OCB Purchasing Co.                  Minnesota
OCB Property Co.                    Minnesota
Restaurant Innovations, Inc.        Minnesota         Peninsula Grill